UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

As previously reported on the Current Report on Form 8-K filed by Engelhard Corporation (the “Company”) on June 6, 2005, on June 2, 2005, Engelhard Corporation committed to a plan to discontinue manufacturing operations at its Carteret, New Jersey facility. The decision comes after long evaluation of the plant's economic performance and unsuccessful attempts to find a suitable buyer for the operation. For the quarter ended June 30, 2005, the Company recorded the following pretax charges related to this action (dollars in millions):

Severance and other employee-related expenses	$4.8
Impairment of machinery and equipment	3.2

Impairment of goodwill	1.3
Work-in-process inventory not expected to be completed	1.1
Total pretax expenses for the quarter ended June 30, 2005	$10.4

These charges will be presented on the Special charges line on the Company’s Condensed Consolidated Statements of Earnings for the period ended June 30, 2005. The above impairment values are based upon management’s estimate of fair value. The amount ultimately realized from the disposition of these assets is subject to change. The Company expects to incur additional pretax expenses of approximately $1 million related to this action in the quarter ended September 30, 2005.

On or about August 23, 2005 the Company expects to cease operations at its Carteret, New Jersey facility. At that point in time, the Company will classify this manufacturing operation as a discontinued operation in accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The following table details the prior period portion of net income/(loss) that will be presented on the Company’s Condensed Consolidated Statements of Earnings as Net income/(loss) from discontinued operations, commencing with the Company’s September 30, 2005 financial statements. Also presented is the earnings/(loss) per share amounts that will be presented as EPS from discontinued operations:

	Pretax income/ (loss) (dollars in millions)	Net income /(loss) (dollars in millions)	EPS
Year ended December 31, 2003	($4.7)	($2.9)	($0.02)
Three months ended March 31, 2004	($0.6)	($0.4)	($0.00)
Three months ended June 30, 2004	($0.5)	($0.3)	($0.00)
Three months ended September 30, 2004	($1.2)	($0.7)	($0.01)
Three months ended December 31, 2004	($0.4)	($0.2)	($0.00)
Year ended December 31, 2004	($2.7)	($1.6)	($0.01)
Three months ended March 31, 2005	($0.8)	($0.5)	($0.00)
Three months ended June 30, 2005 (a)	($10.4)	($6.4)	($0.05)

(a)	Represents special charge items discussed above, as other results were break-even for the quarter.

Item 2.06	Material Impairments.

Please see the information above under Item 2.05 - Costs Associated with Exit or Disposal Activities, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGELHARD CORPORATION
(Registrant)

Date:	July 22, 2005	/s/ Michael A. Sperduto
Name: Michael A. Sperduto
Title: Vice President and Chief Financial Officer

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